UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 03, 2023

Heart Test Laboratories, Inc

(Exact name of Registrant as Specified in Its Charter)

Texas	001-41422	26-1344466
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Reserve Street, Suite 360
Southlake, Texas		76092
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 682 237-7781

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HSCS	The Nasdaq Stock Market LLC
Warrants	HSCSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 3, 2023, Heart Test Laboratories, Inc. (the “Company”) entered into Amendment No. 2 (the “Amendment”) to the warrants to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), issued in the Company’s private placement of securities pursuant to that certain Securities Purchase Agreement dated as of December 22, 2021 (the “SPA,” and such warrants issued thereunder, as previously amended on September 8, 2022, the “Bridge Warrants”). The Bridge Warrants were issued to the buyers under the SPA along with 8% secured subordinated convertible notes, which subsequently converted into shares of Common Stock upon the Company’s initial public offering on June 15, 2022.

The Amendment, which has been executed by the Company and the lead investor under the SPA, amends the Bridge Warrants as follows:

(i)
the current Bridge Warrant exercise price (the “Exercise Price”) of $4.25 is amended for a period of ten (10) business days beginning February 3, 2023 and ending February 16, 2023 (the “Limited Period”), during which period the Exercise Price is set at $1.00, subject to adjustments set forth in the Bridge Warrant, and subject to the conditions that (i) no more than 1,669,971 shares of Common Stock may be issued under all Bridge Warrants during the Limited Period and (ii) once 1,663,220 shares of Common Stock have been issued under all Bridge Warrants during the Limited Period, the Company may restrict all further exercises of the Bridge Warrants during the Limited Period to cashless exercises (as described below).
(ii)
during the Limited Period, the holder may, in its sole discretion, elect a cashless exercise of the Bridge Warrant in whole or in part, pursuant to which the holder will receive a net number of shares of Common Stock equal to one-third of the total number of shares with respect to which the Bridge Warrant is then being exercised.
(iii)
the Exercise Price adjustment provisions of the Bridge Warrants are removed with limited exceptions for transactions such as stock dividends, stock splits, stock combinations and reverse stock splits.

Additionally, the Amendment provides that in the event that the aggregate number of shares of Common Stock to be received by a holder upon an exercise of its Bridge Warrant during the Limited Period would result in such holder’s receiving shares of Common Stock in excess of its applicable Maximum Percentage (as defined in the Bridge Warrant), in lieu of delivery of shares of Common Stock in excess of the Maximum Percentage, the holder shall receive such excess shares as pre-funded warrants substantially in the form issued in connection with the SPA, with certain exercise price adjustment provisions removed. Further, the Amendment includes a waiver of Section 4(w) of the SPA, which placed certain restrictions on the Company’s ability to issue securities for a specified period of time.

At the end of the Limited Period, the Company will issue new amended and restated Bridge Warrants reflecting the amendments set forth in the Amendment to the holders that continue to hold unexercised Bridge Warrants.

John H. Matthews, the controlling shareholder of Matthews Holdings Southwest, Inc. (“MSW”), is a beneficial owner of more than 5% of the Company’s outstanding Common Stock and MSW is a holder of Bridge Warrants. There are no other material relationships between the Company or its affiliates and any of the holders of the Bridge Warrants other than in respect of the SPA, the transactions contemplated thereunder and beneficial ownership of securities of the Company.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 in relation to the Amendment, the amended and restated Bridge Warrants and the shares of Common Stock issuable thereunder is hereby incorporated by reference into this Item 3.02. The Amendment, including the issuance of the amended and restated Bridge Warrants, is being completed in accordance with Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving any public offering. In accordance with Section 3(a)(9) of the Securities Act, the securities are being exchanged by the Company with its existing security holders in a transaction where no commission or other remuneration is being paid or given directly or indirectly for soliciting such exchange. The amended and restated Bridge Warrants will take on the registered characteristics of the existing Bridge Warrants.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the disclosures set forth above in Items 1.01 and 3.02 are incorporated by reference in this Item 3.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Amendment No. 2 to Warrant to Purchase Common Stock, dated February 3, 2023.
104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEART TEST LABORATORIES, INC.

Date:	February 3, 2023	By:	/s/ Andrew Simpson
Andrew Simpson Chief Executive Officer